UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2023

AMYLYX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41199	46-4600503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43 Thorndike, St., Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 682-0917

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMLX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

As previously reported in our Annual Report on Form 10-K filed on March 13, 2023, the board of directors (the “Board”) of Amylyx Pharmaceuticals, Inc. (the “Company”) appointed Karen Firestone to fill the vacancy on the Board as a Class I director, effective as of March 16, 2023 (the “Effective Date”), for an initial term expiring at the annual meeting of stockholders in 2025. Ms. Firestone has been appointed as a member of the Audit Committee and Nominating and Corporate Governance Committee.

Under the Company’s current compensation program for non-employee directors (“Compensation Policy”), Ms. Firestone is eligible to receive an annual retainer of $45,000 for serving on the Board, and additional annual retainers of $10,000 and $5,000 for serving on the Audit Committee and Nominating and Corporate Governance Committee, respectively. In addition, under the Compensation Policy, on the Effective Date, Ms. Firestone was granted an option to purchase 27,403 shares of the Company’s common stock (the “Initial Grant”). One third of the Initial Grant will vest on the first anniversary of the Effective Date, and the remaining two-thirds will vest in equal monthly installments over two years, provided that all vesting will cease if Ms. Firestone ceases to serve as a director. Additionally, under the Compensation Policy, as long as Ms. Firestone remains a director, she will be eligible to receive an annual grant on the date of each annual meeting of stockholders of the Company following the Effective Date in an amount equal to the lesser of (x) a stock option with a value of $285,000, and (y) a stock option to purchase 25,000 shares. Grants made to continuing non-employee directors following the Company’s annual meeting of stockholders each year vest in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next annual meeting of stockholders, provided that all vesting will cease if the director ceases to serve as a director, unless the Board determines that the circumstances warrant continuation of vesting. Each option granted under the Compensation Policy has a per share exercise price equal to the Fair Market Value (as defined in the Company’s 2022 Stock Option and Incentive Plan) of the Company’s common stock on the date of grant.

The current Compensation Policy is filed as Exhibit 10.1 to this Current Report on Form 8-K.

There are no arrangements or understandings between Ms. Firestone and any other person pursuant to which Ms. Firestone was selected as a director. Ms. Firestone is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Non-Employee Director Compensation Policy

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMYLYX PHARMACEUTICALS, INC.

Date: March 21, 2023	By:	/s/ James M. Frates
James M. Frates
Chief Financial Officer